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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated
March 13, 1998, except for Note 11 as to which the date is May   , 1998 in the
Registration Statement (Form S-1) and related Prospectus of Cost-U-Less, Inc. for the registration of 1,963,222 shares of its Common Stock.

                                          ERNST & YOUNG LLP

Seattle, Washington

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  The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in Note 11 to the consolidated financial statements.

                                          /s/ ERNST & YOUNG LLP

Seattle, Washington
May 12, 1998